EXHIBIT 99.1

April 9, 2013

Synergy Resources Reports Fiscal Second Quarter 2013 Results

Revenues up 76% to $10.9 Million, Driving Operating Income up 56% to $4.5 Million and Net Income of $0.05 per Share

Company to Host Earnings Conference Call Today, April 9, 2013 at
12:00 p.m. ET 877-407-9122 Toll Free Dial-In, 201-493-6747 International/Local Dial-In

PLATTEVILLE, Colo., April 9, 2013/PRNewswire/ -- Synergy Resources Corporation (NYSE Mkt: SYRG), a U.S. oil and gas exploration and production company focused in the Denver-Julesburg Basin, reported its fiscal second quarter results for the period ended February 28, 2013.

Second Quarter 2013 Financial Highlights vs. Same Year-Ago Quarter

•	Revenues increased 76% to $10.9 million
•	Operating income increased 56% to $4.5 million
•	Adjusted EBITDA (a non-GAAP metric) totaled $7.9 million, representing a 72% return on revenue
•	At February 28, 2013, cash and equivalents totaled $18.3 million, current debt was $41.5 million with a remaining borrowing base of $5.5 million

Second Quarter 2013 Operational Highlights

•
Net oil and natural gas production increased to 186,039 barrels of oil equivalent (BOE), averaging 2,067 BOE per day versus 1,091, as compared to the same year-ago quarter, an average daily increase of 90%

•	As operator, completed 22 vertical wells and brought them all into production during the quarter
•	Reached agreement with Vecta Oil & Gas (closed on March 13, 2013) adding to the company’s acreage position in the Northern DJ Basin
•	As of February 28, 2013, the company had completed, acquired or participated in a total of 284 oil and gas wells.

Second Quarter 2013 Financial Results

Revenues totaled $10.9 million, up 31% from $8.3 million in the previous quarter and up 76% from $6.2 million in the same quarter a year ago.  The year-over-year improvement was attributed to an 87% increase in production, primarily from the new wells brought on line and the Orr acquisition, offset by a 6% decrease in the realized average selling price per BOE.  During fiscal Q2 2013, average selling prices were $84.20 per barrel of oil and $4.77 per mcf of gas, as compared to $92.33 and $4.09, respectively, a year-ago.

Operating income increased to $4.5 million up 32% from $3.4 million in the previous quarter and up 56% from $2.87 million in the same year-ago period.  Net income was $2.73 million or $0.05 per basic and diluted share, up 22% from $2.2 million or $0.04 per basic and diluted share in the previous quarter and down 55% from $6.1 million or $0.13 per basic and $0.12 per diluted share in the same year-ago period which included a one-time deferred tax benefit of $3.2 million (equivalent to $0.07 per share).

Adjusted EBITDA (a non-GAAP financial measure) increased to $7.9 million, up 30% from $6.0 million in the previous quarter and up 73% from $4.5 million in the same year-ago quarter.  This represented a 72% return on revenue in the second fiscal quarter of 2013.

As of February 28, 2013, the company’s cash and equivalents totaled $18.2 million, as compared to $19.3 million at August 31, 2012.  At February 28, 2013, there was $41.5 million borrowed under the revolving line of credit.

The following tables present certain per unit metrics that compare results of the corresponding quarterly reporting periods:

Year over Year 3 Months

	Three Months Ended
Per Unit Metric	February 28, 2013	February 29, 2012	% Change

Sales volumes – oil (Bbls)	100,694	55,823	80%
Sales volumes – gas (Mcf)	512,069	260,627	96%
Sales Volumes – BOE	186,039	99,261	87%
BOEPD	2,067	1,090	90%

Revenue (in thousands)
Oil	$8,478	$5,154	64%
Gas	2,443	1,065	129%
Total	$10,921	$6,219	76%

Average sales price – oil ($/Bbls)	84.20	92.33	-8.8%
Average sales price – gas ($/Mcf)	4.77	4.09	16.8%
Average sales price – ($/BOE)	58.70	62.65	-6.3%

Lease operating expense ($/BOE)	4.20	2.93	43%
Production taxes ($/BOE)	5.88	5.68	3%
DD&A expense ($/BOE)	17.07	15.64	9%
G&A expense ($/BOE)	7.46	9.44	-21%

Quarter over Quarter
	Three Months Ended
Per Unit Metric	February 28, 2013	November 30, 2012	% Change

Sales volumes – oil (Bbls)	100,694	80,301	25%
Sales volumes – gas (Mcf)	512,069	423,646	21%
Sales Volumes – BOE	186,039	150,909	23%
BOEPD	2,067	1,658	25%

Revenue (in thousands)
Oil	$8,478	$6,507	30%
Gas	2,443	1,807	35%
Total	$10,921	$8,314	31%

Average sales price – oil ($/Bbls)	84.20	81.03	4%
Average sales price – gas ($/Mcf)	4.77	4.27	12%
Average sales price – ($/BOE)	58.70	55.09	7%

Lease operating expense ($/BOE)	4.20	3.47	21%
Production taxes ($/BOE)	5.88	5.40	9%
DD&A expense ($/BOE)	17.07	15.37	11%
G&A expense ($/BOE)	7.46	7.36	1%

Year over Year Six Months
	Six Months Ended
Per Unit Metric	February 28, 2013	February 29, 2012	% Change

Sales volumes – oil (Bbls)	180,995	97,227	86%
Sales volumes – gas (Mcf)	935,715	504,208	86%
Sales Volumes – BOE	336,948	181,262	86%
BOEPD	1861	1001	86%

Revenue (in thousands)
Oil	$14,985	$8,832	80%
Gas	4,250	2,366	80%
Total	$19,235	$10,698	80%

Average sales price – oil ($/Bbls)	82.79	85.70	-3.4%
Average sales price – gas ($/Mcf)	4.54	4.69	-3.2%
Average sales price – ($/BOE)	57.09	59.02	-3.3%

Lease operating expense ($/BOE)	3.87	3.27	18%
Production taxes ($/BOE)	5.66	5.35	6%
DD&A expense ($/BOE)	16.31	15.26	7%
G&A expense ($/BOE)	7.42	10.36	-28%

“The second quarter concluded our primary vertical program planned for fiscal 2013 with all 27 wells drilled and completed now producing,” said Synergy Resources President and CEO Edward Holloway.  “We also substantially increased our exposure to the Northern DJ Basin with the announced closing on March 13th of our agreement with Vecta Oil & Gas.  We are now focused on both the operated and non-operated horizontal portions of our fiscal 2013 cap-ex budget.”

“The increased horizontal drilling activity and encouraging results by other operators in both the Wattenberg Field and the Northern DJ Basin bodes well for Synergy as we embark on our operated horizontal program later this quarter.  We continue to receive horizontal authorizations for expenditure (AFEs) in the Wattenberg Field and now are receiving horizontal AFEs in our Northern DJ Basin acreage from other operators. This speaks to the quality of our acreage position.  We intend to participate in all non-operated horizontal wells.  The trend in horizontal drilling is multiple wells per pad targeting all three benches of the Niobrara and the Codell formation.  We are taking all this into account as we prepare for drilling our own operated horizontal wells in the Wattenberg Field.”

William Scaff, Executive Vice President, commented “We have increased our hedging activities as our production has grown. Using swaps and collars we have hedged 188,000 bbls of future production covering the remainder of calendar year 2013 and all of calendar year 2014.  The average price of our swap position is approximately $94 bbl for 2013 and $90 bbl for 2014.”
“We have utilized a portion of our credit facility to fund our Orr acquisition and as of February 28, 2013, we had $41.5 million in debt outstanding.”

“The second quarter was another record in both production and revenue for Synergy while we maintained a high operating margin.  We look forward to continuing our growth the remainder of this fiscal year and broadening our activities across our asset base.”

Conference Call Information

PLATTEVILLE, CO -- Synergy Resources Corporation (NYSE MKT: SYRG), a domestic oil and gas exploration and production company focused in the Denver-Julesburg Basin, will hold a conference call on Tuesday, April 9, 2013 at 12:00 p.m. Eastern time to discuss results for its fiscal second quarter ended February 28, 2013.

Synergy Resources President and CEO Ed Holloway, Executive Vice President William Scaff, Jr., CFO Monty Jennings, and Craig Rasmuson VP of Operations will host the presentation, followed by a question and answer period.

Date: Tuesday, April 9, 2013
Time: 12:00 p.m. Eastern time (10:00 a.m. Mountain time)
877-407-9122 Toll Free Dial-In (US & Canada)
201-493-6747 International/Local Dial-In

The conference call will be webcast simultaneously which you can access via this link: http://syrginfo.equisolvewebcast.com and via the investor section of the company's web site at www.syrginfo.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, contact Jon Kruljac with Synergy Resources at 303-840-8166.  A replay of the call will be available after 3:00 p.m. Eastern time on the same day and until May 9, 2013.

Replay Dial-In Numbers
877-660-6853 Toll Free (US & Canada)
201-612-7415 International/Local
Replay ID#411931

About Synergy Resources Corporation

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado. More company news and information about Synergy Resources is available at www.syrginfo.com.

Important Cautions Regarding Forward Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, “should”, “likely” or similar expressions, indicates a forward-looking statement.  These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management.  The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information.  Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information.  The identification in this press release of factors that may affect the company’s future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive.  All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.  Factors that could cause the company’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to:  the success of the company’s exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the company’s ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the company’s capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the company’s ability to identify, finance and integrate any future acquisitions; and the volatility of the company’s stock price.

About Non-GAAP Financial Measures

The company uses “adjusted EBITDA,” as a non-GAAP financial measure to evaluate financial performance such as period-to-period comparisons.  This Non-GAAP measure is not defined under U.S. GAAP and should be considered in addition to, not as a substitute for, indicators of financial performance reported in accordance with U.S. GAAP.  The company may use non-GAAP measures that are not comparable to measures with similar titles reported by other companies.  Also, in the future, the company may disclose different non-GAAP financial measures in order to help investors more meaningfully evaluate and compare the company’s future results of operations to its previously reported results.  The company encourages investors to review its financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.  The section titled “Reconciliation of Non-GAAP Financial Measures” includes a detailed description of this measure as well as a reconciliation to its most similar U.S. GAAP measure.

Reconciliation of Non-GAAP Financial Measures

The company defines adjusted EBITDA as net income adjusted to exclude the impact of interest expense, interest income, income taxes, depreciation, depletion and amortization, stock based compensation, and the plus or minus change in fair value of derivative assets or liabilities.  The company believes adjusted EBITDA is relevant because it is a measure of cash flow available to fund capital expenditures and service debt and is a metric used by some industry analysts to provide a comparison of its results with its peers.  The following table presents a reconciliation of the company’s non-GAAP financial measures to the nearest GAAP measure.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended (in thousands)
	February 28, 2013	February 29, 2012	November 30, 2012
Adjusted EBITDA:
Net income	$2,732	$6,119	$2,238
Depreciation, depletion and amortization	3,176	1,552	2,320
Provision for deferred income tax	1,604	(3,241)	1,315
Stock based compensation	215	118	168
Commodity derivative change	134	---	---
Interest and related items, net	(8)	(3)	(7)
Adjusted EBITDA	$7,853	$4,545	$6,034

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Six Months Ended (in thousands)
	February 28, 2013	February 29, 2012
Adjusted EBITDA:
Net income	$4,970	$7,746
Depreciation, depletion and amortization	5,496	2,766
Provision for deferred income tax	2,919	(3,241)
Stock based compensation	383	215
Commodity derivative change	134	---
Interest and related items, net	(15)	(11)
Adjusted EBITDA	$13,887	$7,475

Financial Statements

Condensed financial statements are included below.  Additional financial information, including footnotes that are considered an integral part of the financial statements, will be included in Synergy’s Edgar Filings at www.sec.gov on Form10-Q for the period ended February 28, 2013.

SYNERGY RESOURCES CORPORATION
CONDENSED BALANCE SHEETS
(Unaudited, in thousands)

	February 28, 2013	August 31, 2012

ASSETS
Cash and cash equivalents	$18,273	$19,284
Other current assets	10,168	7,183
Total current assets	28,441	26,467
Oil and gas properties and other equipment	159,459	92,702
Deferred tax asset, net	-	332
Other assets	563	1,230
Total assets	$188,463	$120,731

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$21,365	$15,592
Revolving credit facility	41,486	3,000
Commodity derivative	257	-
Deferred tax liability, net	2,587	-
Asset retirement obligations	1,610	1,027
Total liabilities	67,305	19,619
Shareholders’ equity:
Common stock and paid-in capital	139,004	123,927
Accumulated deficit	(17,846)	(22,815)
Total shareholders’ equity	121,158	101,112
Total liabilities and shareholders’ equity	$188,463	$120,731

SYNERGY RESOURCES CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012

Oil and gas revenues	$10,921	$6,219	$19,235	$10,698
Expenses:
Direct operating expenses	1,875	855	3,212	1,561
Depreciation, depletion, and amortization	3,176	1,552	5,496	2,766
General and administrative	1,388	937	2,499	1,877
Total expenses	6,439	3,344	11,207	6,204
Operating income	4,482	2,875	8,028	4,494

Other income:
Commodity derivative loss	(154)	-	(154)	-
Interest Income	8	3	15	11
Total other income	(146)	3	(139)	3,241
Deferred income tax provision	(1,604)	3,241	(2,919)	3,241
Net income	$2,732	$6,119	$4,970	$7,746
Net income per common share:
Basic	$0.05	$0.13	$0.09	$0.19
Diluted	$0.05	$0.12	$0.09	$0.18
Weighted average shares outstanding:
Basic	54,900,326	47,445,178	53,272,213	41,771,695
Diluted	56,481,752	49,229,042	54,713,361	43,536,398

SYNERGY RESOURCES CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
For the six months ended February 28, 2013 and February 29, 2012
(Unaudited, in thousands, except per share data)

	2013	2012
Cash flows from operating activities:
Net income	$4,970	$7,746
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	5,496	2,766
Provision for deferred taxes	2,919	(3,241)
Other, non-cash items	517	215
Changes in operating assets and liabilities	3,773	2,145
Total adjustments	12,705	1,885
Net cash provided by operating activities	17,675	9,631
Cash flows from investing activities:
Acquisition of property and equipment	(57,579)	(17,883)
Net cash used in investing activities	(57,579)	(17,883)
Cash flows from financing activities:
Proceeds from sale of stock	-	37,422
Net proceeds from exercise of warrants	407	-
Net proceeds from/(repayments of) revolving credit facility	38,486	5,392
Principal repayment of related party notes payable	-	(5,200)
Net cash provided by financing activities	38,893	37,614
Net change in cash and equivalents	(1,011)	29,362
Cash and equivalents at beginning of period	19,284	9,491
Cash and equivalents at end of period	$18,273	$38,853

SOURCE Synergy Resources Corporation